As filed with the Securities and Exchange Commission on August 26, 2014
Registration No. 333-186161

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-186161

UNDER THE SECURITIES ACT OF 1933

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	56-1572719
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4600 Silicon Drive Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

CREE, INC. 2004 LONG-TERM INCENTIVE COMPENSATION PLAN
(AS AMENDED)
(Full title of the plan)

Michael E. McDevitt
Executive Vice President and Chief Financial Officer
Cree, Inc.
4600 Silicon Drive
Durham, North Carolina 27703
(919) 407-5300
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Bradley D. Kohn, Esq.
Cree, Inc.
4600 Silicon Drive
Durham, North Carolina 27703

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

______________________________

EXPLANATORY NOTE

This Post-Effective Amendment relates to the Registration Statement on Form S-8, Registration No. 333-186161, filed by Cree, Inc. (the “Registrant”) with the Commission on January 23, 2013 (the “Registration Statement”). The Registration Statement registered shares of the Common Stock of the Registrant, $0.00125 par value (the “Common Stock”), issuable pursuant to the Cree, Inc. 2004 Long-Term Incentive Compensation Plan, as amended (the “Prior Plan”). The Registrant is no longer issuing securities under the Plan.

The Registrant is filing this Post-Effective Amendment for the sole purpose of deregistering 4,000,000 unissued shares previously registered under the Registration Statement and issuable under the Prior Plan. The Registrant hereby removes from registration, by means of this Post-Effective Amendment to the Registration Statement, 4,000,000 unissued shares of Common Stock previously registered under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on this 26th day of August, 2014.

CREE, INC.

By:	/s/ Charles M. Swoboda
Charles M. Swoboda
Chairman, Chief Executive Officer and President

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Charles M. Swoboda and Michael E. McDevitt, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Charles M. Swoboda	Chairman, Chief Executive Officer and President	August 26, 2014
Charles M. Swoboda	(Principal Executive Officer)

/s/ Michael E. McDevitt	Executive Vice President and Chief Financial Officer	August 26, 2014
Michael E. McDevitt	(Principal Financial Officer and Principal Accounting Officer)

/s/ Clyde R. Hosein	Director	August 26, 2014
Clyde R. Hosein

/s/ Robert A. Ingram	Director	August 26, 2014
Robert A. Ingram

/s/ Franco Plastina	Director	August 26, 2014
Franco Plastina

/s/ John B. Replogle	Director	August 26, 2014
John B. Replogle

/s/ Alan J. Ruud	Director	August 26, 2014
Alan J. Ruud

/s/ Robert L. Tillman	Director	August 26, 2014
Robert L. Tillman

/s/ Thomas H. Werner	Director	August 26, 2014
Thomas H. Werner

/s/ Anne C. Whitaker	Director	August 26, 2014
Anne C. Whitaker

EXHIBIT INDEX

Exhibit No.	Description
24.1	Power of Attorney (Contained on signature page)